Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 22, 2013

CF Industries Holdings, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015

Re:                             CF Industries Holdings, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CF Industries Holdings, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and its subsidiary CF Industries, Inc., a Delaware corporation (“CFI”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act (a) by CFI, of debt securities, which will be non-convertible and may be senior or subordinated and secured or unsecured (the “CFI Debt Securities”), in one or more series, which are to be issued pursuant to an indenture (the “CFI Indenture”) proposed to be entered into among CFI, the Company and Wells Fargo Bank, National Association, as trustee (the “CFI Indenture Trustee”), and (b) by the Company, of the following securities of the Company: (i) shares of common stock, par value $0.01 per share (“Common Stock”), together with the related rights to purchase shares of the Company’s Series A Junior Participating Preferred Stock (“Rights”); (ii) shares of preferred stock, par value $0.01 per share (“Preferred Stock”), in one or more series; (iii) debt securities, which may be senior or subordinated, convertible or non-convertible and secured or unsecured (“Company Debt Securities”), in one or more series, which are to be issued pursuant to an indenture (the “Company Indenture”) proposed to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Company Indenture Trustee”), a form of which indenture is being filed as an exhibit to the Registration Statement; and (iv) guarantees of the CFI Debt Securities (the “Guarantees”).  The Common Stock, Rights, Preferred Stock, Company Debt Securities and Guarantees are collectively referred to herein as the “Offered Company Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)                                     the Registration Statement;

(ii)                                  an executed copy of the Rights Agreement, dated as of July 21, 2005, between the Company and The Bank of New York, a New York banking corporation (the “2005 Rights Agreement”);

(iii)                               an executed copy of the First Amendment to Rights Agreement, dated as of August 31, 2010, by and between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as successor to The Bank of New York, a New York banking corporation (the “Rights Agreement Amendment”);

(iv)                              the form of the Company Indenture being filed as an exhibit to the Registration Statement;

(v)                                 the form of the CFI Indenture being filed as an exhibit to the Registration Statement;

(vi)                              an executed copy of a certificate for the Company of Douglas C. Barnard, Senior Vice President, General Counsel, and Secretary of the Company, dated the date hereof (the “Company Secretary’s Certificate”);

(vii)                           an executed copy of a certificate for CFI of Douglas C. Barnard, Senior Vice President, General Counsel, and Secretary of CFI, dated the date hereof (the “CFI Secretary’s Certificate”);

(viii)                        the Amended and Restated Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware as of March 5, 2013 and certified pursuant to the Company Secretary’s Certificate (the “Company Certificate of Incorporation”);

(ix)                              the Restated Certificate of Incorporation of CFI, as amended, certified by the Secretary of State of the State of Delaware as of March 18, 2013 and certified pursuant to the CFI Secretary’s Certificate (the “CFI Certificate of Incorporation”);

(x)                                 the Amended and Restated Bylaws of the Company, as in effect as of the date hereof, certified pursuant to the Company Secretary’s Certificate (the “Company Bylaws”);

(xi)                              the By-Laws of CFI, as in effect as of the date hereof, certified pursuant to the CFI Secretary’s Certificate (the “CFI Bylaws”);

(xii)                           a copy of certain resolutions of the board of directors of the Company (the “Company Board of Directors”) relating to the registration of the Offered Company Securities, certified pursuant to the Company Secretary’s Certificate; and

(xiii)                        a copy of certain resolutions of the board of directors of CFI (the “CFI Board of Directors”) relating to the registration of the CFI Debt Securities, certified pursuant to the CFI Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and CFI and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, CFI and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed (i) that the parties thereto, other than the Company and CFI, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

We have assumed that the Company Indenture, in substantially the form reviewed by us, and any supplemental indenture to the Company Indenture will be duly authorized, executed and delivered by the Company Indenture Trustee, that the CFI Indenture, in substantially the form reviewed by us, and any supplemental indenture to the CFI Indenture will be duly authorized, executed and delivered by the CFI Indenture Trustee, that any Company Debt Securities that may be issued will be manually authenticated by duly authorized officers of the Company Indenture Trustee and that any CFI Debt Securities that may be issued will be manually authenticated by duly authorized officers of the CFI Indenture Trustee.  In addition, we have assumed (a) that the terms of the Offered Company Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Company Indenture and any supplemental indenture thereto, the CFI Indenture and any supplemental indenture thereto and the Offered Company Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority and (b) that the terms of the CFI Debt Securities will have been established so as not to, and that the execution and delivery by CFI of, and the performance by CFI of its obligations under, the CFI Indenture and any supplemental indenture thereto and the CFI Debt Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which CFI or its properties are subject, (ii) any law, rule or regulation to which CFI or its properties are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have assumed that the choice of New York law to govern the Company Indenture and any supplemental indentures thereto and the Company Debt Securities is a valid and legal provision and that the choice of New York law to govern the CFI Indenture and any supplemental indentures thereto, the CFI Debt Securities and the Guarantees is a valid and legal provision. We have also assumed that the choice of currency in which any Offered Company Debt Securities (as defined below) or Offered CFI Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency. As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, CFI and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of Delaware and (ii) the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Company Securities and the CFI Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.                                      With respect to any shares of Common Stock offered by the Company (the “Offered Common Stock”) and the Rights related to such Offered Common Stock (the “Offered Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered

Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Company Certificate of Incorporation and the Company Bylaws so as not to violate any applicable law, the Company Certificate of Incorporation or the Company Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; (vi) if the Offered Common Stock is to be certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock have been duly executed and countersigned; and (vii) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock and the Offered Rights, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued, and the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be fully paid and nonassessable, in each case provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.                                      With respect to the shares of any series of Preferred Stock offered by the Company (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Preferred Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of Delaware corporate law (the “Certificate of Designations”); (v) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Company Certificate of Incorporation, including the Certificate of Designations relating to the Offered Preferred Stock, and the Company Bylaws so as not to violate any applicable law, the Company Certificate of Incorporation or the Company Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; (vii) if the Offered Preferred Stock is to be certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock have been duly executed and countersigned; and (viii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.                                      With respect to any series of Company Debt Securities offered by the Company (the “Offered Company Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Company Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) an appropriate prospectus supplement with respect to the Offered Company Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Company Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Company Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company Indenture and any supplemental indenture relating to the Offered Company Debt Securities have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Company Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Company Debt Securities and related matters; (vi) the terms of the Offered Company Debt Securities and of their issuance and sale have been duly established in conformity with the Company Indenture and any supplemental indenture relating to such Offered Company Debt Securities so as not to violate any applicable law, the Company Certificate of Incorporation or the Company Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; and (vii) the Offered Company Debt Securities, in a form compliant with the Company Indenture and any supplemental indenture relating to such Offered Company Debt Securities and to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the Company Indenture and any supplemental indenture relating to such Offered Company Debt Securities and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Company Debt Securities, when issued and sold or otherwise distributed in accordance with the Company Indenture and any supplemental indenture relating to such Offered Company Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Company Indenture, any supplemental indenture or the Offered Company Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Company Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4.                                      With respect to any series of CFI Debt Securities offered by CFI (the “Offered CFI Debt Securities”) and any Guarantees with respect to such Offered CFI Debt Securities to be offered by the Company (the “Offered Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the CFI Indenture has been qualified under the TIA; (ii) an appropriate prospectus supplement with respect to the Offered CFI Debt Securities and the Offered Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered CFI Debt Securities and the Offered Guarantees are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered CFI Debt Securities and the Offered Guarantees has been duly authorized, executed and delivered by the CFI, the Company and the other parties thereto; (iv) the CFI Indenture and any supplemental indenture relating to the Offered CFI

Debt Securities and the Offered Guarantees have been duly authorized, executed and delivered by CFI, the Company and the other parties thereto; (v) the CFI Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of CFI have taken all necessary corporate action to approve the issuance, sale and terms of the Offered CFI Debt Securities and related matters; (vi) the Company Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance, sale and terms of the Offered Guarantees and related matters; (vii) the terms of the Offered CFI Debt Securities and of their issuance and sale and of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the CFI Indenture and any supplemental indenture relating to such Offered CFI Debt Securities and Offered Guarantees so as not to violate any applicable law or the CFI Certificate of Incorporation, the CFI Bylaws, the Company Certificate of Incorporation or the Company Bylaws as then in effect or result in a default under or breach of any agreement or instrument binding upon CFI or the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CFI or the Company; and (viii) the Offered CFI Debt Securities and the Offered Guarantees, in a form compliant with the CFI Indenture and any supplemental indenture relating to such Offered CFI Debt Securities and Offered Guarantees and to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the CFI Indenture and any supplemental indenture relating to such Offered CFI Debt Securities and Offered Guarantees and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered CFI Debt Securities and the Offered Guarantees, when issued and sold or otherwise distributed in accordance with the CFI Indenture and any supplemental indenture relating to such Offered CFI Debt Securities and Offered Guarantees and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of CFI (in the case of the Offered CFI Debt Securities) and the Company (in the case of the Offered Guarantees), enforceable against CFI (in the case of the Offered CFI Debt Securities) and the Company (in the case of the Offered Guarantees) in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the CFI Indenture, any supplemental indenture or the Offered CFI Debt Securities or Offered Guarantees which may be unenforceable, (e) requirements that a claim with respect to any Offered CFI Debt Securities or Offered Guarantees denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in

United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP